AGREEMENT AND PLAN OF REORGANIZATION


       THIS AGREEMENT (the "Plan") is made this 7th day of November,
1997, between Mirador Equity Partners, Ltd., a Delaware corporation ("Mirador"); Jehu Hand, the principal stockholder and sole director and executive officer of Mirador ("Hand"); Lucas Educational Systems, Inc., a Nevada corporation ("Lucas Educational"); and the persons listed in Exhibit A hereof who are the owners of record of all of the outstanding common stock of Lucas Educational and who execute and deliver a copy of this Plan (the "Lucas Educational Stockholders").

       Mirador wishes to acquire all of the outstanding common stock of Lucas Educational in exchange for common stock of Mirador in a transaction qualifying as a tax-free exchange pursuant to Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended; and

       NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, IT IS AGREED:

                            Section 1

                        Exchange of Stock

                 1.1 Number of Shares. The Lucas Educational Stockholders agree to transfer to Mirador at the closing (the "Closing") 100% of the outstanding securities of Lucas Educational, which are listed in Exhibit A hereof attached hereto and incorporated herein by reference (the "Lucas Educational Shares"), in exchange for 8,700,000 post-split shares (as outlined below in Section 1.5 hereof) of the one mill ($0.001) par value "unregistered" and "restricted" common voting stock of Mirador.

                 1.2 Delivery of Certificates by Lucas Educational Stockholders. The transfer of the Lucas Educational Shares by the Lucas Educational Stockholders shall be effected by the delivery to Mirador at the Closing of stock certificate or certificates representing the transferred shares duly endorsed in blank or accompanied by stock powers executed in blank, with all signatures witnessed or guaranteed to the satisfaction of Mirador and with all necessary transfer taxes and other revenue stamps affixed and acquired at the Lucas Educational Stockholders' expense.

                 1.3 Further Assurances. At the Closing and from time to time thereafter, the Lucas Educational Stockholders shall execute such additional instruments and take such other action as Mirador may request in order to exchange and transfer clear title and ownership in the Lucas Educational Shares to Mirador.

                 1.4 Resignation of Present Sole Director and Executive Officer and Designation of New Directors and Executive Officers. On Closing, the sole present director and executive officer of Mirador, Jehu Hand, Esq., shall resign and designate the directors and executive officers nominated by Lucas Educational to serve in his place and stead, until the next respective annual meetings of the stockholders and Board of Directors of Mirador, and until their respective successors shall be elected and qualified or until their respective prior resignations or terminations.

                 1.5 The Closing shall be subject to the Certificate of Incorporation of Mirador being amended to effect a forward split of its 424,600 currently outstanding shares of common stock on a basis of 4.357 for one (resulting in there being approximately 1,850,000 outstanding post-split shares [depending upon rounding]), while retaining the present authorized capital, shares and par value, with appropriate adjustments in the stated capital and capital surplus accounts of Mirador, and to change the name of Mirador to "Lucas Educational Systems, Inc."

                 1.6 Assets and Liabilities of Mirador at Closing. Mirador shall have no material assets and no liabilities at Closing, and all costs incurred by Mirador incident to the Plan shall have been paid or satisfied.

                            Section 2

                             Closing

          The Closing contemplated by Section 1.1 shall be held at the offices of Leonard W. Burningham, Esq., Suite 205 Hermes Building, 455 East 500 South, Salt Lake City, Utah 84111, unless another place or time is agreed upon in writing by the parties. The Closing may be accomplished by wire, express mail or other courier service, conference telephone communications or as otherwise agreed by the respective parties or their duly authorized representatives.

                            Section 3

        Representations and Warranties of Mirador and Hand

          Mirador and Hand represent and warrant to, and covenant with, the Lucas Educational Stockholders and Lucas Educational as follows:

                 3.1 Corporate Status. Mirador is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is licensed or qualified as a foreign corporation in all states in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary (Delaware only.) Mirador is a publicly held company, having previously and lawfully offered and sold a portion of its securities in accordance with applicable federal and state securities laws, rules and regulations. There is presently no public market for these or any other securities of Mirador.

                 3.2 Capitalization. The authorized capital stock of Mirador consists of 20,000,000 shares of one mill ($0.001) par value common voting stock, of which 424,600 shares are issued and outstanding, all fully paid and non-assessable; and 1,000,000 shares of one mill ($0.001) par value preferred stock, of which no shares are issued and outstanding. There are no outstanding options, warrants or calls pursuant to which any person has the right to purchase any authorized and unissued common stock of Mirador, exclusive of 168,750 shares to be issued to two consultants as outlined in the Consent of the Sole Director adopting, ratifying and approving this Plan.

                 3.3 Financial Statements. The financial statements of Mirador furnished to the Lucas Educational Stockholders and Lucas Educational, consisting of unaudited financial statements for the periods ended March 31, 1996 and 1995, attached hereto as Exhibit B and incorporated herein by reference, and unaudited financial statements for the period ended September 30, 1997, attached hereto as Exhibit B-1 and incorporated herein by reference, are correct and fairly present the financial condition of Mirador at such dates and for the periods involved; such statements were prepared in accordance with generally accepted accounting principles consistently applied, and no material change has occurred in the matters disclosed therein, except as indicated in Exhibit C, which is attached hereto and incorporated herein by reference. Such financial statements do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

                 3.4 Undisclosed Liabilities. Mirador has no liabilities of any nature except to the extent reflected or reserved against in its balance sheets, whether accrued, absolute, contingent or otherwise, including, without limitation, tax liabilities and interest due or to become due, except as set forth in Exhibit C.

                 3.5 Interim Changes. Since the date of its balance sheets, except as set forth in Exhibit C, there have been no (1) changes in financial condition, assets, liabilities or business of Mirador which, in the aggregate, have been materially adverse; (2) damages, destruction or losses of or to property of Mirador, payments of any dividend or other distribution in respect of any class of stock of Mirador, or any direct or indirect redemption, purchase or other acquisition of any class of any such stock; or
(3) increases paid or agreed to in the compensation, retirement benefits or other commitments to employees.

                 3.6 Title to Property. Mirador has good and marketable title to all properties and assets, real and personal, reflected in its balance sheets, and the properties and assets of Mirador are subject to no mortgage, pledge, lien or encumbrance, except for liens shown therein or in Exhibit C, with respect to which no default exists.

                 3.7 Litigation. There is no litigation or proceeding pending, or to the knowledge of Mirador, threatened, against or relating to Mirador, its properties or business, except as set forth in Exhibit C. Further, no officer, director or person who may be deemed to be an affiliate of Mirador is party to any material legal proceeding which could have an adverse effect on Mirador (financial or otherwise), and none is party to any action or proceeding wherein any has an interest adverse to Mirador.

                 3.8 Books and Records. From the date of this Plan to the Closing, Mirador will (1) give to the Lucas Educational Stockholders and Lucas Educational or their respective representatives full access during normal business hours to all of its offices, books, records, contracts and other corporate documents and properties so that the Lucas Educational Stockholders and Lucas Educational or their respective representatives may inspect and audit them; and (2) furnish such information concerning the properties and affairs of Mirador as the Lucas Educational Stockholders and Lucas Educational or their respective representatives may reasonably request.

                 3.9 Tax Returns. Mirador has filed all federal and state income or franchise tax returns required to be filed or has received currently effective extensions of the required filing dates.

                3.10 Confidentiality. Until the Closing (and thereafter if there is no Closing), Mirador and its representatives will keep confidential any information which they obtain from the Lucas Educational Stockholders or from Lucas Educational concerning the properties, assets and business of Lucas Educational. If the transactions contemplated by this Plan are not consummated by November 15, 1997, Mirador will return to Lucas Educational all written matter with respect to Lucas Educational obtained by Mirador in connection with the negotiation or consummation of this Plan.

                3.11 Investment Intent. Mirador is acquiring the Lucas Educational Shares to be transferred to it under this Plan for investment and not with a view to the sale or distribution thereof, and Mirador has no commitment or present intention to liquidate Lucas Educational or to sell or otherwise dispose of the Lucas Educational Shares.

                3.12 Corporate Authority. Mirador has full corporate power and authority to enter into this Plan and to carry out its obligations hereunder and will deliver to the Lucas Educational Stockholders and Lucas Educational or their respective representatives at the Closing a certified copy of resolutions of its Board of Directors authorizing execution of this Plan by its officers and performance thereunder, and the sole director adopting and delivering such resolutions is the duly elected and incumbent director of Mirador.

                3.13 Due Authorization. Execution of this Plan and performance by Mirador hereunder have been duly authorized by all requisite corporate action on the part of Mirador, and this Plan constitutes a valid and binding obligation of Mirador and performance hereunder will not violate any provision of the Articles of Incorporation, Bylaws, agreements, mortgages or other commitments of Mirador.

                3.14 Environmental Matters. Mirador has no knowledge of any assertion by any governmental agency or other regulatory authority of any environmental lien, action or proceeding, or of any cause for any such lien, action or proceeding related to the business operations of Mirador. In addition, to the best knowledge of Mirador, there are no substances or conditions which may support a claim or cause of action against Mirador or any of its current or former officers, directors, agents or employees, whether by a governmental agency or body, private party or individual, under any Hazardous Materials Regulations. "Hazardous Materials" means any oil or petrochemical products, PCB's, asbestos, urea formaldehyde, flammable explosives, radioactive materials, solid or hazardous wastes, chemicals, toxic substances or related materials, including, without limitation, any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," or "toxic substances" under any applicable federal or state laws or regulations. "Hazardous Materials Regulations" means any regulations governing the use, generation, handling, storage, treatment, disposal or release of hazardous materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act and the Federal Water Pollution Control Act.

          3.15 Access to Information Regarding Lucas Educational. Mirador acknowledges that it has been delivered copies of what has been represented to be documentation containing all material information respecting Lucas Educational and its present and contemplated business operations, potential acquisitions, management and other factors; that it has had a reasonable opportunity to review such documentation and discuss it, to the extent desired, with its legal counsel, directors and executive officers; that it has had, to the extent desired, the opportunity to ask questions of and receive responses from the directors and executive officers of Lucas Educational, and with the legal and accounting firms of Lucas Educational, with respect to such documentation; and that to the extent requested, all questions raised have been answered to its complete satisfaction.

                            Section 4

  Representations, Warranties and Covenants of Lucas Educational
             and the Lucas Educational Stockholders

          Lucas Educational and the Lucas Educational Stockholders represent and warrant to, and covenant with, Mirador as follows:

                 4.1 Lucas Educational Shares. The Lucas Educational Stockholders are the record and beneficial owners of all of the Lucas Educational Shares listed in Exhibit A, free and clear of adverse claims of third parties; and Exhibit A correctly sets forth the names, addresses and the number of Lucas Educational Shares respectively owned by the Lucas Educational Stockholders.

                 4.2 Corporate Status. Lucas Educational is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and is licensed or qualified as a foreign corporation in all states in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary.

                 4.3 Capitalization. The authorized capital stock of Lucas Educational consists of 50,000,000 shares of common voting stock, one mill ($0.001) par value, of which 1,000 shares are issued and outstanding, all fully paid and non-assessable; and 5,000,000 shares of preferred stock, one mill ($0.001) par value per share, of which no shares are issued and outstanding. There are no outstanding options, warrants or calls pursuant to which any person has the right to purchase any authorized and unissued capital stock of Lucas Educational, except to the extent that two consultants have rendered services to Lucas Educational and are to be issued 168,750 shares of Mirador as the successor to Lucas Educational, as outlined in Section 3.2 hereof.

                 4.4 Financial Statements. The financial statements of Lucas Educational furnished to Mirador, consisting of audited financial statements from the date of inception (December 5, 1996) to June 30, 1997, and an unaudited balance sheet and income statement for the period ended September 30, 1997, attached hereto as Exhibit D, and incorporated herein by reference, are correct and fairly present the financial condition of Lucas Educational as of these dates and for the periods involved, and such statements were prepared in accordance with generally accepted accounting principles consistently applied. These financial statements do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

                 4.5 Undisclosed Liabilities. Lucas Educational has no material liabilities of any nature except to the extent reflected or reserved against in the balance sheets, whether accrued, absolute, contingent or otherwise, including, without limitation, tax liabilities and interest due or to become due, except as set forth in Exhibit E attached hereto and incorporated herein by reference.

                 4.6 Interim Changes. Since the date of these balance sheets, except as set forth in Exhibit E, there have been no (1) changes in the financial condition, assets, liabilities or business of Lucas Educational, in the aggregate, have been materially adverse; (2) damages, destruction or loss of or to the property of Lucas Educational, payment of any dividend or other distribution in respect of the capital stock of Lucas Educational, or any direct or indirect redemption, purchase or other acquisition of any such stock; or (3) increases paid or agreed to in the compensation, retirement benefits or other commitments to their employees.

                 4.7 Title to Property. Lucas Educational has good and marketable title to all properties and assets, real and personal, proprietary or otherwise, reflected in these balance sheets, and the properties and assets of Lucas Educational are subject to no mortgage, pledge, lien or encumbrance, except as reflected in the balance sheet or in Exhibit E, with respect to which no default exists.

                 4.8 Litigation. There is no litigation or proceeding pending, or to the knowledge of Lucas Educational, threatened, against or relating to Lucas Educational or its properties or business, except as set forth in Exhibit E. Further, no officer, director or person who may be deemed to be an affiliate of Lucas Educational is party to any material legal proceeding which could have an adverse effect on Lucas Educational (financial or otherwise), and none is party to any action or proceeding wherein any has an interest adverse to Lucas Educational.

                 4.9 Books and Records. From the date of this Plan to the Closing, the Lucas Educational Stockholders will cause Lucas Educational to
(1) give to Mirador and its representatives full access during normal business hours to all of its offices, books, records, contracts and other corporate documents and properties so that Mirador may inspect and audit them; and (2) furnish such information concerning the properties and affairs of Lucas Educational as Mirador may reasonably request.

                4.10 Tax Returns. Lucas Educational has filed all federal and state income or franchise tax returns required to be filed or has received currently effective extensions of the required filing dates.

                4.11 Confidentiality. Until the Closing (and continuously if there is no Closing), Lucas Educational, the Lucas Educational Stockholders and their representatives will keep confidential any information which they obtain from Mirador concerning its properties, assets and business. If the transactions contemplated by this Plan are not consummated by November 15, 1997, Lucas Educational, the Lucas Educational Stockholders will return to Mirador all written matter with respect to Mirador obtained by them in connection with the negotiation or consummation of this Plan.

                4.12 Investment Intent. The Lucas Educational Stockholders are acquiring the shares to be exchanged and delivered to them under this Plan for investment and not with a view to the sale or distribution thereof, and the Lucas Educational Stockholders have no commitment or present intention to liquidate the Company or to sell or otherwise dispose of the Mirador shares. The Lucas Educational Stockholders shall execute and deliver to Mirador on the Closing an Investment Letter attached hereto as Exhibit F and incorporated herein by reference, acknowledging the "unregistered" and "restricted" nature of the shares of Mirador being received under the Plan in exchange for the Lucas Educational Shares, and receipt of certain material information regarding Mirador.

                4.13 Corporate Authority. Lucas Educational has full corporate power and authority to enter into this Plan and to carry out its obligations hereunder and will deliver to Mirador or its representative at the Closing a certified copy of resolutions of its Board of Directors authorizing execution of this Plan by its officers and performance thereunder.

                4.14 Due Authorization. Execution of this Plan and performance by Lucas Educational hereunder have been duly authorized by all requisite corporate action on the part of Lucas Educational, and this Plan constitutes a valid and binding obligation of Lucas Educational and performance hereunder will not violate any provision of the Articles of Incorporation, Bylaws, agreements, mortgages or other commitments of Lucas Educational.

                4.15 Environmental Matters. Lucas Educational and the Lucas Educational Stockholders have no knowledge of any assertion by any governmental agency or other regulatory authority of any environmental lien, action or proceeding, or of any cause for any such lien, action or proceeding related to the business operations of Lucas Educational or its predecessors. In addition, to the best knowledge of Lucas Educational, there are no substances or conditions which may support a claim or cause of action against Lucas Educational or any of its current or former officers, directors, agents, employees or predecessors, whether by a governmental agency or body, private party or individual, under any Hazardous Materials Regulations. "Hazardous Materials" means any oil or petrochemical products, PCB's, asbestos, urea formaldehyde, flammable explosives, radioactive materials, solid or hazardous wastes, chemicals, toxic substances or related materials, including, without limitation, any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," or "toxic substances" under any applicable federal or state laws or regulations. "Hazardous Materials Regulations" means any regulations governing the use, generation, handling, storage, treatment, disposal or release of hazardous materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act and the Federal Water Pollution Control Act.

          4.15 Access to Information Regarding Mirador. Lucas Educational and the Lucas Educational Stockholders acknowledge that they have been delivered copies of what has been represented to be documentation containing all material information respecting Mirador and its present and contemplated business operations, potential acquisitions, management and other factors; that they have had a reasonable opportunity to review such documentation and discuss it, to the extent desired, with their legal counsel, directors and executive officers; that they have had, to the extent desired, the opportunity to ask questions of and receive responses from the directors and executive officers of Mirador, and with the legal and accounting firms of Mirador, with respect to such documentation; and that to the extent requested, all questions raised have been answered to their complete satisfaction.

                            Section 5

Conditions Precedent to Obligations of Lucas Educational, the Lucas Educational Stockholders

          All obligations of Lucas Educational and the Lucas Educational Stockholders under this Plan are subject, at their option, to the fulfillment, before or at the Closing, of each of the following conditions:

                 5.1 Representations and Warranties True at Closing. The representations and warranties of Mirador contained in this Plan shall be deemed to have been made again at and as of the Closing and shall then be true in all material respects and shall survive the Closing.

                 5.2 Due Performance. Mirador shall have performed and complied with all of the terms and conditions required by this Plan to be performed or complied with by it before the Closing.

                 5.3 Officers' Certificate. Lucas Educational and the Lucas Educational Stockholders shall have been furnished with a certificate signed by the President of Mirador, in such capacity and personally, attached hereto as Exhibit G and incorporated herein by reference, dated as of the Closing, certifying (1) that all representations and warranties of Mirador contained herein are true and correct; and (2) that since the date of the financial statements (Exhibit B hereto), there has been no material adverse change in the financial condition, business or properties of Mirador, taken as a whole.

                 5.4 Opinion of Counsel of Mirador. Lucas Educational and the Lucas Educational Stockholders shall have received an opinion of counsel for Mirador, dated as of the Closing, to the effect that (1) the representations of Sections 3.1, 3.2 and 3.12 are correct; (2) except as specified in the opinion, counsel knows of no inaccuracy in the representations in 3.5, 3.6 or 3.7; and (3) the shares of Mirador to be issued to the Lucas Educational Stockholders under this Plan will, when so issued, be validly issued, fully paid and non-assessable.

                 5.5 Assets and Liabilities of Mirador. Mirador shall have no material assets and no liabilities at Closing, and all costs, expenses and fees incident to the Plan shall have been paid.

                 5.6 Resignation of Sole Director and Executive Officer and Designation of New Directors and Executive Officers. The present sole director and executive officer of Mirador shall resign, and shall have designated nominees of Lucas Educational as directors and executive officers of Mirador to serve in their place and stead, until the next respective annual meetings of the stockholders and Board of Directors of Mirador, and until their respective successors shall be elected and qualified or until their respective prior resignations or terminations.

                 5.7 Forward Split and Name Change of Mirador. The requirements of Section 1.5 hereof shall have been fully satisfied at Closing.

                            Section 6

          Conditions Precedent to Obligations of Mirador

          All obligations of Mirador under this Plan are subject, at its option, to the fulfillment, before or at the Closing, of each of the following conditions:

                 6.1 Representations and Warranties True at Closing. The representations and warranties of Lucas Educational and the Lucas Educational Stockholders contained in this Plan shall be deemed to have been made again at and as of the Closing and shall then be true in all material respects and shall survive the Closing.

                 6.2 Due Performance. Lucas Educational and the Lucas Educational Stockholders shall have performed and complied with all of the terms and conditions required by this Plan to be performed or complied with by them before the Closing.

                 6.3 Officers' and Stockholders' Certificate. Mirador shall have been furnished with a certificate signed by the President of Lucas Educational, attached hereto as Exhibit H and incorporated herein by reference, dated as of the Closing, certifying (1) that all representations and warranties of Lucas Educational and the Lucas Educational Stockholders contained herein are true and correct; and (2) that since the date of the financial statements (Exhibit D), there has been no material adverse change in the financial condition, business or properties of Lucas Educational, taken as a whole.

                 6.4 Opinion of Counsel of Lucas Educational. Mirador shall have received an opinion of counsel for Lucas Educational, dated as of the Closing, to the effect that (1) the representations of Sections 4.2, 4.3 and 4.13 are correct; (2) except as specified in the opinion, counsel knows of no inaccuracy in the representations in 4.6, 4.7 or 4.8; (3) the Lucas Educational Shares to be delivered to Mirador under this Plan will, when so delivered, have been validly issued, fully paid and non-assessable.

                 6.5 Books and Records. The Lucas Educational Stockholders or the Board of Directors of Lucas Educational shall have caused Lucas Educational to make available all books and records of Lucas Educational, including minute books and stock transfer records; provided, however, only to the extent requested in writing by Mirador at Closing.

                 6.6 Acceptance by Lucas Educational Stockholders. The terms of this Plan shall have been accepted by the Lucas Educational Stockholders who own not less than 50.1% of the outstanding Lucas Educational Shares by their execution and delivery of a copy of the Plan and related instruments.

                            Section 7

                           Termination

          Prior to Closing, this Plan may be terminated (1) by mutual consent in writing; (2) by either the sole director of Mirador or Lucas Educational and the Lucas Educational Stockholders if there has been a material misrepresentation or material breach of any warranty or covenant by the other party; or (3) by either the sole director of Mirador or Lucas Educational and the Lucas Educational Stockholders if the Closing shall not have taken place, unless adjourned to a later date by mutual consent in writing, by the date fixed in Section 2.

                            Section 8

                        General Provisions

                 8.1 Further Assurances. At any time, and from time to time, after the Closing, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Plan.

                 8.2 Waiver. Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

                 8.3 Brokers. Each party represents to the other parties hereunder that no broker or finder has acted for it in connection with this Plan, and agrees to indemnify and hold harmless the other parties against any fee, loss or expense arising out of claims by brokers or finders employed or alleged to have been employed by he/she/it.

                 8.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class registered or certified mail, return receipt requested, as follows:

               If to Mirador:      1500 Quail Street, Suite 550
                                   Newport Beach, California 92660

               With a copy to:     Jehu Hand, Esq.
                                   Hand & Hand
                                   Suite 200, The Pavilion
                                   24901 Dana Point Harbor Drive
                                   Dana Point, California 92629

               If to Lucas Educational:P. O. Box 789
                                   Templeton, California 93465

               With a copy to:     Leonard W. Burningham, Esq.
                                   455 East 500 South, #205
                                   Salt Lake City, Utah  84111

               If to the Lucas Educational   To the Addresses listed in
                                            Exhibit A
               Stockholders:

                 8.5 Entire Agreement. This Plan constitutes the entire agreement between the parties and supersedes and cancels any other agreement, representation, or communication, whether oral or written, between the parties hereto relating to the transactions contemplated herein or the subject matter hereof.

                 8.6 Headings. The section and subsection headings in this Plan are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Plan.

                 8.7 Governing Law. This Plan shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, except to the extent pre-empted by federal law, in which event (and to that extent only), federal law shall govern.

                 8.8 Assignment. This Plan shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns; provided however, that any assignment by any party of its rights under this Plan without the prior written consent of the other parties shall be void.

                 8.9 Counterparts. This Plan may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties have executed this Agreement and Plan of Reorganization effective the day and year first above written.

                              MIRADOR EQUITY PARTNERS, LTD.


Date:                         By:/s/Jehu Hand
                              -----------------------------------
                              Jehu Hand, President


Date:                         /s/Jehu Hand
                              -----------------------------------
                              Jehu Hand

                              LUCAS EDUCATIONAL SYSTEMS, INC.


Date: 11/7/97                 By:/s/Jerry R. Lucas
                              -----------------------------------
                              Jerry R. Lucas, President


                              LUCAS EDUCATIONAL STOCKHOLDERS

Date: 11/7/97                  /s/Jerry R. Lucas
                               -----------------------------------
                               Jerry R. Lucas


Date: 11/7/97                  /s/Cheryl W. Lucas
                               ------------------------------------
                               Cheryl W. Lucas


Date:                          /s/William R. Murray
                               ------------------------------------
                               William R. Murray


                            EXHIBIT A


                                             Number of Shares of
                         Number of Shares              Mirador
                             Owned of                  to be
Name and Address              Lucas Educational       Received in Exchange

Jerry R. Lucas                977.012             8,500,000
and Cheryl W. Lucas
P. O. Box 789
Templeton, California 93465

William R. Murray              22.988               200,000
200 San Luis St., Apt. 31
Avila Beach, California 93424

                            EXHIBIT B

                  MIRADOR EQUITY PARTNERS, LTD.

                       FINANCIAL STATEMENTS

                      FOR THE PERIODS ENDED

               MARCH 31, 1997 AND 1996 (UNAUDITED)

MIRADOR EQUITY PARTNERS, LTD.
(A Development Stage Company)            Statements or Financial Position
                                 ASSETS

                                                March 31,    March 31,
                                                  1997         1996
 CURRENT ASSETS - CASH                          $            $
 OTHER ASSETS
 Organization Costs, net of accumulated
 amortization of $263 and $210 (Note 1)                             53
 TOTAL ASSETS                                   $            $      53

                 LIABILITIES AND STOCKHOLDERS' EQUITY

 CURRENT LIABILITIES - Accounts payable         $   1,167    $   1,057

 STOCKHOLDERS' EQUITY
 Preferred Stock, $.001 par value; 1,000,000
 shares authorized; no shares issued and
 outstanding Common Stock. $.001 par value:
 20,000.000 shares authorized; 424,600 and
 400,000 shares issued and outstanding                425          425
 Additional paid-in Capital                           821          821
 Accumulated deficit during the development stage  (2,413)      (2,250)

 TOTAL STOCKHOLDERS' EQUITY                        (1,167)      (1,004)

 TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY      $             $    53

The accompanying notes are an integral part of the financial statements.

MIRADOR EQUITY PARTNERS, LTD.
(A Development Stage Company)                    Statements of Operations
                                                            CUMULATIVE
                                                               FROM
                                   FOR THE                   INCEPTION
                                  YEAR ENDED              (June 11, 1992)
                                     TO                          TO
                                March 31 1997 March 31 1996 March 31 1997
 REVENUES                       $             $             $

OPERATING EXPENSES

 General and Administrative            110            110         2,150
 Amortization                           53             54           263
 TOTAL OPERATING EXPENSES              173            164         2,413

 NET (LOSS)                     $     (163)   $      (164)   $   (2,413)

 NET (LOSS) PER SHARE           $     (nil)   $      (nil)   $      .01

 WEIGHTED AVERAGE NUMBER
 OF SHARES OUTSTANDING             424,600        424,600       418,913

The accompanying notes are an integral part of the financial statements.

 MIRADOR EQUITY PARTNERS, LTD.      Statement of Changes in Stockholders'
 (A Development Stage Company)      Equity From Inception (June 11, 1992)
                                                   Through March 31, 1997
                                                        Accumulated
                                                          Deficit
                             Common Stock  Additional    During the
                                            Paid-In     Development
                          Shares    Amount  Capital        Stage    Total
Issuance of common stock
 for cash                 400,000   $ 400    $ 100       $        $  500
 Net (loss)                                                 (269)   (269)

 Balances at
 March 31, 1993           400,000     400      100          (269)    231
 Net (loss)                                                 (221)   (221)

 Contribution to capital                       500                   500

 Sale of shares in
 private placement         24,600      25      221                   246
 on September 30, 1993

 Balances at
 March 31, 1994           424,600  $  425   $  821        $ (490) $  756

 Net (loss) (unaudited)                                   (1,596) (1,596)

 Balances at
 March 31, 1995
 (unaudited)              424,600  $  425   $  821       $(2,086) $ (840)

 Net (loss) (unaudited)                                     (164)   (164)

 Balances at
 March 31, 1996
 (unaudited)              424,600  $ 425    $  825      $ (2,250)$(1,004)

 Net (loss) (unaudited)                                     (163)   (163)

 Balances at March 31,
 1997 (unaudited)         424,600  $ 425    $  825      $ (2,413)$(1,167)

The accompanying notes are an integral part of these financial statements.

 MIRADOR EQUITY PARTNERS, LTD.
(A Development Stage Company)                    Statements of Cash Flows
                                                               CUMULATIVE
                                  FOR THE       FOR THE    FROM INCEPTION
                                   YEAR          YEAR      June 11, 1992
                                  ENDED         ENDED             TO
                             March 31, 1997 March 31, 1996 March 31, 1997
CASH FLOWS FROM OPERATING ACTIVITIES

 Net (Loss)                    $    (163)    $     (164)     $   (2,413)
 Add item not requiring the use
 of cash - amortization               53             54             263
 Increase (decrease) in accounts
   payable                           110            110           1,167
 Net cash flows from operating
   activities                                                      (983)

 CASH FLOWS FROM INVESTING ACTIVITIES
 Organization Costs                    0              0            (263)

 CASH FLOWS FROM FINANCING ACTIVITIES
 Contribution to Capital               0              0             500
 Sale of common stock                  0              0             746
 Net Cash flows from financing
    activities                         0              0           1,246

NET INCREASE IN CASH
CASH BALANCE AT BEGINNING OF PERIOD    0              0               0

 CASH BALANCE AT END OF PERIOD     $   0           $  0           $   0

The accompanying notes are an integral part of the financial statements.

 MIRADOR EQUITY PARTNERS, LTD.
 (A Development Stage Company)              Notes to Financial Statements

NOTE I ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

The Company was incorporated under the laws of the State of Delaware on June 11, 1992, for the purpose of seeking out business opportunities, including acquisitions. The Company is in the development stage and will be very dependent on the skills, talents, and abilities of management to successfully implement its business plan. Due to the Company's lack of capital, it is likely that the Company will not be able to compete with larger and more experienced entities for business opportunities which are lower risk and are more attractive for such entities. Business opportunities in which the Company may participate will likely be highly risky and speculative. Since inception, the Company's activities have been limited to organizational matters. Organizational costs are amortized on a straight-line basis over five years.

The financial statements as of and for the years ended March 31, 1997, 1996 and 1995 are unaudited, pursuant to the exemption provided by Rule 3-12 of Regulation S-X.

NOTE 2 CASH AND CASH EQUIVALENTS

The Company considers all short-term investments with an original maturity of three months or less to be cash equivalents.

NOTE 3 RELATED PARTY TRANSACTIONS

The officer and director of the Company currently serves without compensation.

An officer of the Corporation has advanced certain expenses on behalf of the Company. As of March 31, 1995, 1996 and 1997 such expenses totaled $947, $ 1,057 and $ 1,167. The Company has given the officer a demand promissory note convertible into 155,500 shares of common stock at the officer's option, which is included in accounts payable, representing $1,555 of this obligation.

NOTE 4 INCOME TAXES

The fiscal year end of the Company is March 31st and an income tax return has not been filed. However, if an income tax return had been filed, the Company would have a net operating loss carry forward of $2,413 that would begin expiring in the year 2010.

NOTE 5 STOCK OPTION PLAN

The Company has stock option plans for directors, officers, employees, advisors, and employees of companies that do business with the Company, which provide for non-qualified and qualified stock options. The Stock Option Committee of the Board determines the option price which cannot be less than the fair market value at the date of the grant of 110% of the fair market value if the Optionee holds 10% or more of the Company's common stock. The price per share of share subject to a Non-Qualified Option shall not be less than 85% of the fair market value at the date of the grant. Options generally expire either three months after termination of employment, or ten years after date of grant (five years if the optionee holds 10% or more of the Company's common stock at the time of grant).

 Options outstanding:
           Shares allocated        2,000,000
                  Option price         $ .50
           Balance at inception            -
           Granted                    40,000
           Balance outstanding at
           March 31, 1993             40,000
           Granted                         -
           Balance outstanding at
           March 31, 1994             40,000
           Granted                    20,000
           Lapsed                     20,000
           Balance Outstanding at
           March 31, 1995             40,000

 Year exercisable:
           1997                       40,000

                           EXHIBIT B-1

                 UNAUDITED FINANCIAL STATEMENTS

             FOR THE PERIOD ENDED SEPTEMBER 30, 1997

                    MIRADOR EQUITY PARTNERS, LTD.
                 (A Company in the Development Stage)
                           BALANCE SHEETS

                               ASSETS

                                              March 31,  September 30,
                                                1997         1997
 TOTAL ASSETS                                 $      0     $      0

                   LIABILITIES AND STOCKHOLDERS' EQUITY

 CURRENT LIABILITIES Accounts payable         $  1,167     $  1,197

 STOCKHOLDERS' EQUITY
 Preferred Stock, $.001 par value; 1,000,000 shares authorized; no shares issued and outstanding

 Common Stock, $.001 Par value; 20,000,000
 shares authorized; 424,600 shares issued
 and outstanding                                   425          425

 Additional paid-in Capital                        821          821

 Accumulated deficit during the development
  stage                                         (2,413)      (2,443)

 TOTAL STOCKHOLDERS' EQUITY                     (1,167)      (1,197)

 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY    $     0       $    0

The accompanying notes are an integral part of the financial statements.

                        MIRADOR EQUITY PARTNERS, LTD.
                    (A Company in the Development Stage)
                         STATEMENTS OF OPERATIONS

                                                          CUMULATIVE
              FOR THE SIX MONTHS  FOR THE THREE MONTHS  FROM INCEPTION
                    ENDED               ENDED          (JUNE 11, 1992)
                 September 30,      September 30,             TO
               1997         1996  1997         1996    September 30, 1997
 REVENUES      $      0   $    0  $      0   $    0       $      0

OPERATING EXPENSES

 General and
   Administrative    30       30        15       15          2,180
 Amortization                 28                 14            263
 TOTAL OPERATING
   EXPENSES          30       58        15       29         (2,443)

 NET (LOSS)      $  (30)   $ (58)    $ (15)   $ (29)      $ (2,443)

 NET (LOSS) PER
  SHARE          $ (Nil)   $(Nil)    $(Nil)   $(Nil)      $   (.01)

 WEIGHTED AVERAGE
   NUMBER OF SHARES
   OUTSTANDING   424,000  424,600  424,600  424,000        420,214

See accompanying Notes to Financial Statements.

                          MIRADOR EQUITY PARTNERS, LTD.
                      (A Company in the Development stage)
                            STATEMENTS OF CASH FLOWS

                                                            CUMULATIVE
                    FOR THE SIX MONTHS  FOR THE THREE    FROM INCEPTION
                          ENDED         MONTHS ENDED     (June 11, 1992)
                       September 30,    September 30,           TO
                       1997     1996    1997     1996  September 30, 1997
CASH FLOWS FROM OPERATING
ACTIVITIES
 Net (loss)           $   (30) $ (58)  $ (15)  $ (29)        $ (2,443)

 Add item not requiring
 the use of cash            0     28       0      14              263

 Increase (decrease)
  in accounts payable      30     30      15      15           (1,197)

 Net cash flows from operating
 activities                 0      0       0       0             (983)

CASH FLOWS FROM INVESTING ACTIVITIES

 Organizational Costs       0      0       0       0             (263)

CASH FLOWS FROM FINANCING ACTIVITIES

 Contribution to Capital     0      0       0       0              500
 Sale of Common Stock       0      0       0       0              746
 Net cash flows from
   financing activities     0      0       0       0            1,246

 NET INCREASE (DECREASE) IN CASH                                 (763)

 CASH BALANCE AT BEGINNING
 OF PERIOD                  0      0       0       0              763

 CASH BALANCE AT END OF
 PERIOD                  $  0   $  0   $   0    $  0           $    0

See accompanying Notes to Financial Statements.

                      MIRADOR EQUITY PARTNERS, LTD.
                  (A Company in the Development Stage)

                 NOTES TO CONDENSED FINANCIAL STATEMENTS
                               (UNAUDITED)
                            September 30, 1997

 1. Comments

    The accompanying financial statements are unaudited, but in the opinion of the management of the Company, contain all adjustments, consisting of only normal recurring accruals, necessary to present fairly the financial position at September 30, 1997, the results of operations for the three and six months ended September 30, 1997 and 1996, and the cash flows for the three and six months ended September 30, 1997 and 1996.

    Reference is made to the Company's Form 10-KSB for the year ended March 31, 1997. The results of operations for the three months ended September 30, 1997 are not necessarily indicative of the results of operations to be expected for the full fiscal year ending March 31, 1998.

                            EXHIBIT C

          None.

                            EXHIBIT D

                 LUCAS EDUCATIONAL SYSTEMS, INC.


                       FINANCIAL STATEMENTS

          FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1997
                           (Unaudited)

                               AND

        FROM INCEPTION (DECEMBER 5, 1996) TO JUNE 30, 1997
                            (Audited)

                      (See Item 7 above.)

                            EXHIBIT E

          None.

                            EXHIBIT F



Mirador Equity Partners, Inc.
1500 Quail Street, Suite 550
Newport Beach, California 92660

Re: Exchange of shares of Lucas Educational Systems, Inc., a Nevada corporation ("Lucas Educational"), for shares of Mirador Equity Partners, Ltd., a Delaware corporation ("Mirador" or the "Company")

Dear Ladies and Gentlemen:

          Pursuant to that certain Agreement and Plan of Reorganization (the "Plan") between the undersigned, Lucas Educational, the other stockholders of Lucas Educational and Mirador, I acknowledge that I have approved this exchange; that I am aware of all of the terms and conditions of the Plan; that I have received and personally reviewed a copy of the Plan and any and all material documents regarding the Company, including, but not limited to Articles of Incorporation, Bylaws, minutes of meetings of directors and stockholders, financial statements and reports filed with the Securities and Exchange Commission during the past twelve months. I represent and warrant that no director or officer of the Company or any associate of either has solicited this exchange; that I am an "accredited investor" as that term is known under the Rules and Regulations of the Securities and Exchange Commission (see Exhibit "A" hereto); and/or, I represent and warrant that I have sufficient knowledge and experience to understand the nature of the exchange and am fully capable of bearing the economic risk of the loss of my entire cost basis.

          I further understand that immediately prior to the completion of the Plan, Mirador had little, if any assets, of any measurable value, and that in actuality, the completion of the Plan and the exchange of my shares of Lucas Educational for shares of Mirador results in a decrease in the actual percentage of ownership that my shares of Lucas Educational represented in Lucas Educational prior to the completion of the Plan.

          I understand that you have and will make books and records of your Company available to me for my inspection in connection with the contemplated exchange of my shares, options or warrants, and that I have been encouraged to review the information and ask any questions I may have concerning the information of any director or officer of the Company or of the legal and accounting firms for the Company. I understand that the accountant for the Company is Terrence J. Dunne, CPA, Suite 1100, West 717 Sprague, Spokane, Washington 99204, Telephone (509) 747-6752; and that legal counsel for Mirador is Jehu Hand, Esq., Suite 200, The Pavilion, 24901 Dana Point Harbor Drive, Dana Point, California 92629, Telephone #(714) 489-2400; Mr. Hand is also the sole director and executive officer of Mirador.

          I also understand that I must bear the economic risk of ownership of any of the Mirador shares, options or warrants for a long period of time, the minimum of which will be one (1) year, as these shares are "unregistered" shares and may not be sold unless any subsequent offer or sale is registered with the United States Securities and Exchange Commission or otherwise exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), or other applicable laws, rules and regulations.

          I intend that you rely on all of my representations made herein and those in the personal questionnaire (if applicable) I provided to Lucas Educational for use by Mirador as they are made to induce you to issue me the shares of Mirador under the Plan, and I further represent (of my personal knowledge or by virtue of my reliance on one or more personal representatives), and agree as follows, to-wit:

          1. That the shares being acquired are being received for investment purposes and not with a view toward further distribution;

          2. That I have a full and complete understanding of the phrase "for investment purposes and not with a view toward further distribution";

          3. That I understand the meaning of "unregistered" shares and know that they are not freely tradeable;

          4. That any stock certificate issued by you to me in connection with the shares being acquired shall be imprinted with a legend restricting the sale, assignment, hypothecation or other disposition unless it can be made in accordance with applicable laws, rules and regulations;

          5. I agree that the stock transfer records of your Company shall reflect that I have requested the Company not to effect any transfer of any stock certificate representing any of the shares being acquired unless I shall first have obtained an opinion of legal counsel to the effect that the shares may be sold in accordance with applicable laws, rules and regulations, and I understand that any opinion must be from legal counsel satisfactory to the Company and, regardless of any opinion, I understand that the exemption covered by any opinion must in fact be applicable to the shares;

          6. That I shall not sell, offer to sell, transfer, assign, hypothecate or make any other disposition of any interest in the shares, options or warrants being acquired except as may be pursuant to any applicable laws, rules and regulations;

          7. I fully understand that my shares which are being exchanged for shares of the Company are "risk capital," and I am fully capable of bearing the economic risks attendant to this investment, without qualification; and

          8. I also understand that without approval of counsel for Mirador, all shares of Mirador to be issued and delivered to me in exchange for my shares of Lucas Educational shall be represented by one certificate only and which such certificate shall be imprinted with the following legend or a reasonable facsimile thereof on the front and reverse sides thereof:

          The shares, options or warrants of stock represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold or otherwise transferred unless compliance with the registration provisions of such Act has been made or unless availability of an exemption from such registration provisions has been established, or unless sold pursuant to Rule 144 under the Act.

          Any request for more than one stock certificate must be accompanied by a letter signed by the requesting stockholder setting forth all relevant facts relating to the request. Mirador will attempt to accommodate any stockholders' request where Mirador views the request is made for valid business or personal reasons so long as in the sole discretion of Mirador, the granting of the request will not facilitate a "public" distribution of unregistered shares of Mirador.

          You are requested and instructed to issue a stock certificate as follows, to-wit:

          ________________________________________________________
          (Name(s) and Number of Shares)

          ________________________________________________________
          (Address)

          ________________________________________________________
          (City, State and Zip Code)

          If joint tenancy with full rights of survivorship is desired, put the initials JTRS after your names.

          Dated this ________ day of __________________________, 1997.

                              Very truly yours,


                              /s/Jerry R. Lucas
                              -----------------------------
                              /s/Cheryl W. Lucas
                              -----------------------------

            Dated this 11th day of November, 1997.

                              Very truly yours,


                              /s/William R. Murray
                              -----------------------------

                           EXHIBIT G



                CERTIFICATE OF OFFICER PURSUANT TO

               AGREEMENT AND PLAN OF REORGANIZATION


          The undersigned, the President of Mirador Equity Partners, Ltd., a Delaware corporation ("Mirador"), represents and warrants the following as required by the Agreement and Plan of Reorganization (the "Plan") between Mirador and Lucas Educational, a Nevada corporation ("Lucas Educational"), and the stockholders of Lucas Educational (the "Lucas Educational Stockholders"), to-wit:

          1. That he is the President of Mirador and has been authorized and empowered by its Board of Directors to execute and deliver this Certificate to Lucas Educational and the Lucas Educational Stockholders;

          2. Based upon his personal knowledge, information, belief and opinions of counsel for Mirador regarding the Plan:

              (I) All representations and warranties of Mirador contained within the Plan are true and correct;

             (ii) Mirador has complied with all terms and provisions required of it pursuant to the Plan; and

            (iii) There have been no material adverse changes in the financial position of Mirador as set forth in its financial statements for the periods ended March 31, 1996 and 1995, except as set forth in Exhibit C to the Plan.


                              MIRADOR EQUITY PARTNERS, LTD.


                              By:/s/Jehu Hand
                              ----------------------
                              Jehu Hand, President


                              By:/s/Jehu Hand
                              ----------------------
                              Jehu Hand, Personally

                            EXHIBIT H


                CERTIFICATE OF OFFICER PURSUANT TO

               AGREEMENT AND PLAN OF REORGANIZATION


          The undersigned, the President of Lucas Educational Systems, Inc., a Nevada corporation ("Lucas Educational"), represents and warrants the following as required by the Agreement and Plan of Reorganization (the "Plan") between Lucas Educational, its stockholders (the "Lucas Educational Stockholders") and Mirador Equity Partners, Ltd., a Delaware corporation ("Mirador"), to-wit:

          1. That he is the President of Lucas Educational and has been authorized and empowered by its Board of Directors to execute and deliver this Certificate to Mirador;

          2.   Based on his personal knowledge, information, belief:

              (I)   All representations and warranties of Lucas
                    Educational contained within the Plan are true and correct;

             (ii) Lucas Educational has complied with all terms and provisions required of it pursuant to the Plan; and

            (iii) There have been no material adverse changes in the financial position of Lucas Educational as set forth in its financial statements for the period from inception to June 30, 1997, and the period ended September 30, 1997, except as set forth in Exhibit E to the Plan.


                              LUCAS EDUCATIONAL SYSTEMS,  INC.


                              By/s/Jerry R. Lucas
                              -------------------------
                              Jerry R. Lucas, President